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                                                                     EXHIBIT 5.1

July 30, 1998


Paxson Communications Corporation
601 Clearwater Park Road
West Palm Beach, Florida 33401

                  Re:      Registration Statement on Form S-4
                           Registration No. 333-59641

Gentlemen:

         We have acted as counsel for Paxson Communications Corporation (the "Company"), a Delaware corporation, in connection with the preparation of the above-referenced registration statement (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), to register the exchange of 20,000 shares ($200,000,000 million aggregate liquidation preference) of the Company's 13 1/4% Cumulative Junior Exchangeable Preferred Stock, par value $.001 per share (the "New Junior Preferred Stock") for an equal number of shares of its outstanding 13 1/4% Cumulative Junior Exchangeable Preferred Stock, par value $.001 per share (the "Original Junior Preferred Stock," and with the New Junior Preferred Stock collectively, the "Junior Preferred Stock"), and such indeterminate amount of the Company's 13 1/4% Exchange Debentures due 2006 (the "New Exchange Debentures") as may be issuable upon exchange of the New Junior Preferred Stock.

         For purposes of rendering the opinions expressed in this letter, we have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we have deemed it necessary to require as a basis for such opinion.

         With respect to various factual matters material to the opinions expressed below, we have relied upon certain certificates and information furnished by pubic officials and representatives of the Company. We have assumed without inquiry or other investigation (a) the legal capacity of each natural person executing the agreements described herein, (b) that there have been no undisclosed modifications


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Paxson Communications Corporation
July 30, 1998
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of any provision of any document reviewed by us in connection with the rendering of the opinion and no undisclosed prior waiver of any right or remedy contained in any of the documents, (c) the genuineness of each signature, (d) the completeness of each document submitted to us, (e) the authenticity of each document reviewed by us as an original, (f) the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us a copy, (g) that each transaction complies with all tests of good faith, fairness, and conscionability required by law, and (h) that each certificate or copy of a public record furnished by public officials is accurate, complete, and authentic.

         Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the shares of New Junior Preferred Stock will be, when and if issued and exchanged for shares of Original Junior Preferred Stock as contemplated in the Registration Statement, duly authorized, legally issued and fully paid and non-assessable, and that the New Exchange Debentures, when and if issued in exchange for shares of New Junior Preferred Stock as contemplated in the Registration Statement, will constitute binding obligations of the Company, subject to the limitations of bankruptcy, insolvency, reorganization, moratorium or other laws or judicial decisions affecting the enforcement of creditors' rights generally and general principles of equity.

         This opinion letter speaks only as of its date. We undertake no obligation to advise the addressees (or any other third party) of changes in law or fact that occur after the date hereof, even though the change may affect the legal analysis, a legal conclusion, or an informational confirmation in the opinion.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                                    Very truly yours,


                                                    /S/ HOLLAND & KNIGHT LLP